                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                       12 Weeks Ended
                                                            --------------------------------------------------------------------
                                                                      June 16, 2001                      June 17, 2000
                                                            -------------------------------      -------------------------------
                                                              Diluted             Basic            Diluted              Basic
                                                            ------------       ------------      ------------       ------------
Net income                                                  $      307.3       $      307.3      $      280.9       $      280.9
                                                            ============       ============      ============       ============


Weighted average common shares outstanding                         505.7              505.7             496.3              496.3
                                                                               ============                         ============
Common share equivalents                                            10.8                                 14.2
                                                            ------------                         ------------
   Weighted average shares outstanding                             516.5                                510.5
                                                            ============                         ============


Earnings per share                                          $       0.59       $       0.61      $       0.55       $       0.57
                                                            ============       ============      ============       ============


Calculation of common share equivalents:

       Options to purchase common shares                            33.0                                 38.1
       Common shares assumed purchased with potential
           proceeds                                                (22.2)                               (23.9)
                                                            ------------                         ------------
       Common share equivalents                                     10.8                                 14.2
                                                            ============                         ============


Calculation of common shares assumed purchased with potential proceeds:

       Potential proceeds from exercise of options
           to purchase common shares                        $    1,161.8                         $    1,080.0
       Common stock price used under the treasury
           stock method                                     $      52.20                         $      45.04
       Common shares assumed purchased with
           potential proceeds                                       22.2                                 23.9

Anti-dilutive shares totaling 4.5 million in 2001 and 2.8 million in 2000 have been excluded from diluted weighted average shares outstanding.

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                      24 Weeks Ended
                                                            --------------------------------------------------------------------
                                                                     June 16, 2001                     June 17, 2000
                                                            -------------------------------      -------------------------------
                                                              Diluted             Basic            Diluted             Basic
                                                            ------------       ------------      ------------       ------------
Net income                                                  $      591.2       $      591.2      $      522.8       $      522.8
                                                            ============       ============      ============       ============


Weighted average common shares outstanding                         505.2              505.2             495.2              495.2
                                                                               ------------                         ------------
Common share equivalents                                            11.1                                 14.0
                                                            ------------                         ------------
Weighted average shares outstanding                                516.3                                509.2
                                                            ============                         ============

       Earnings per share                                   $       1.14       $       1.17      $       1.03       $       1.06
                                                            ============       ============      ============       ============


Calculation of common share equivalents:

       Options to purchase common shares                            33.8                                 35.4
       Common shares assumed purchased with potential
           proceeds                                                (22.7)                               (21.4)
                                                            ------------                         ------------
       Common share equivalents                                     11.1                                 14.0
                                                            ============                         ============


Calculation of common shares assumed purchased with potential proceeds:

       Potential proceeds from exercise of options
           to purchase common shares                        $    1,200.2                         $      884.3
       Common stock price used under the treasury
           stock method                                     $      52.70                         $      41.16
       Common shares assumed purchased with
           potential proceeds                                       22.7                                 21.4

Anti-dilutive shares totaling 3.7 million in 2001 and 6.1 million in 2000 have been excluded from diluted weighted average shares outstanding.